Exhibit 3.2

AMENDED AND RESTATED BY-LAWS
OF
BIOSPECIFICS TECHNOLOGIES CORP.

As amended on February 25, 2014

AMENDED AND RESTATED BY-LAWS
OF
BIOSPECIFICS TECHNOLOGIES CORP.
a Delaware corporation
(the "Corporation")

Article I.

The Stockholders

Section 1.1.       Annual Meeting.  The annual meeting of the stockholders shall be held at such date and time (which date shall not be a legal holiday in the place where the meeting is to be held) as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, for the election of directors and for the transaction of such other business as may properly be brought before the meeting. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at an annual meeting, and in such case all references in these Amended and Restated By-laws to the annual meeting of the stockholders shall be deemed to refer to such special meeting.

Section 1.2.       Special Meetings.  A special meeting of the stockholders may be called at any time by the written resolution or request of the majority of the Board of Directors, the Chief Executive officer, the Chairman, the President, or any Vice President and shall be called upon the request in writing of the holders of at least seventy-five-percent (75%) of the issued and outstanding shares of capital stock of the Corporation entitled to vote at such meeting specifying the purpose or purposes for which such meeting shall be called. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice.

Section 1.3.       Notice of Meetings.   Written notice of each meeting of stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to any stockholder entitled to vote at such meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the General Corporation Law of the State of Delaware) by the stockholder to whom the notice is given. The notices of all meetings shall state the date, hour and place where it is to be held, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If mailed, notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, or with any private express mail service, and shall be directed to each such stockholder at his address, as it appears on the records of the stockholders of the Corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case, it shall be mailed to the address designated in such request. If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the General Corporation Law of the State of Delaware.

Section 1.4.      Inspectors.   At each meeting of the stockholders, the inspector shall have the duties prescribed by law and shall, unless otherwise prescribed by law, open and close the polls, take charge of the polls, the proxies and ballots shall be received and be taken in charge, all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes, shall be decided by one or more inspectors and, when the vote in completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law. Such inspectors shall be appointed by the Board of Directors before or at the meeting, or, if no such appointment shall have been made, then by the presiding officer at the meeting shall so appoint such inspector(s). If for any reason any of the inspectors previously appointed shall fail to attend or refuse or be unable to serve, inspectors in place of any so failing to attend or refusing or unable to serve shall be appointed in like manner. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of such inspector's duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability.

Section 1.5.      Quorum.

(a)        Except as provided by law, at any meeting of the stockholders, the holders of capital stock representing a majority in voting power of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy, shall constitute a quorum of the stockholders for the transaction of business permitted to be transacted at the meeting; unless the representation of a larger number shall be required by law, and, in that case, the representation of the number so required shall constitute a quorum.

(b)       Any meeting of stockholders may be adjourned from time to time to any other time and to any other place at which a meeting of stockholders may be held under these Amended and Restated By-laws by the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, by any officer entitled to preside at or to act as secretary of such meeting. It shall not be necessary to notify any stockholder of any adjournment of 30 days or less if the time and place of the adjourned meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting, in that instance a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 1.6.      Voting Requirements and Proxies.  When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Certificate of Incorporation or these Amended and Restated By-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Unless otherwise provided in the Certificate of Incorporation or by law, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock entitled to vote and held of record by such stockholder. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person (including by means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting) or may authorize another person or persons to vote for such stockholder by a proxy executed or transmitted in a manner permitted by the General Corporation Law of the State of Delaware by the stockholder or such stockholder's authorized agent and delivered (including by electronic transmission) to the Secretary of the Corporation. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

Section 1.7.       Organization.   The Chairman, or in his absence, the Chief Executive Officer, or in his absence, the President, or in his absence, any Vice President, in the order named, shall call meetings of the stockholders to order, and shall act as chairman of such meeting. The Secretary of the Corporation shall act as secretary at all meetings of the stockholders; but in the absence of the Secretary at any meeting of the stockholders the presiding officer may appoint any person to act as secretary of the meeting.

Section 1.8.      Procedures.

(a)       The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(b)       The chairman of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. If no announcement is made, the polls shall be deemed to have opened when the meeting is convened and closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.

Section 1.9.      Voting by Ballot.  The votes for directors, and, upon the demand of any stockholder or when required by law, the votes upon any question before the meeting, shall be by ballot.

Section 1.10.    Voting Lists.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, or alternatively, such list may be maintained by the Corporation's transfer agent at its office. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 1.11.    Proposals for Voting.

(a)        At any special or annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an special or annual meeting, business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (3) properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, (i) if such business relates to the nomination of a person for election as a director of the Corporation, the procedures in Section 2.15 must be complied with and (ii) if such business relates to any other matter, the business must constitute a proper matter under Delaware law for stockholder action and the stockholder must (x) have given timely notice thereof in writing to the Secretary in accordance with the procedures set forth in Section 1.11(b) and (y) be a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such annual meeting.

(b)       To be timely, a stockholder’s notice must be received in writing by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting of stockholders, not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the fifth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs, or (ii) in the case of a special meeting of stockholders, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (x) the 90th day prior to such special meeting and (y) the tenth day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.

(c)        The stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual or special meeting (1) a brief description of the business desired to be brought before the annual or special meeting, the text relating to the business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Amended and Restated By-laws, the language of the proposed amendment), and the reasons for conducting such business at the annual or special meeting, (2) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (3) the class and number of shares of stock of the Corporation which are owned, of record and beneficially, by the stockholder and beneficial owner, if any, (4) a description of all arrangements or understandings between such stockholder or such beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of the stockholder or such beneficial owner, if any, in such business, (5) a representation that such stockholder intends to appear in person or by proxy at the annual or special meeting to bring such business before the meeting and (6) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of capital stock representing at least the percentage of voting power of all of the Corporation’s capital stock outstanding as of the record date of the annual or special meeting required to approve or adopt the proposal and/or (y) otherwise to solicit proxies from stockholders in support of such proposal. Notwithstanding anything in these Amended and Restated By-laws to the contrary, no business shall be conducted at any annual or special meeting of stockholders except in accordance with the procedures set forth in this Section 1.11. A stockholder shall not have complied with this Section 1.11 if the stockholder (or beneficial owner, if any, on whose behalf the nomination is made) solicits or does not solicit, as the case may be, proxies in support of such stockholder’s proposal in contravention of the representations with respect thereto required by this Section 1.11.

(d)        The chairman of any meeting shall have the power and duty to determine whether business was properly brought before the meeting in accordance with the provisions of this Section 1.11 (including whether the stockholder or beneficial owner, if any, on whose behalf the proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s proposal in compliance with the representation with respect thereto required by this Section 1.11), and if the chairman should determine that business was not properly brought before the meeting in accordance with the provisions of this Section 1.11, the chairman shall so declare to the meeting and such business shall not be brought before the meeting.

(e)        Notwithstanding the foregoing provisions of this Section 1.11, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present business, such business shall not be considered, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.11, to be considered a qualified representative of the stockholder, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as a proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting of stockholders.

(f)        For purposes of this Section 1.11, “public disclosure” shall include disclosure in a press release reported by the Dow Jones New Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(g)       Notwithstanding any other provision of these Amended and Restated By-laws, the Corporation shall be under no obligation to include any stockholder proposal in its proxy statement materials or otherwise present any such proposal to stockholders at a special or annual meeting of stockholders if the Board of Directors reasonably believes the proponents thereof have not complied with Sections 13 and 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, nor shall the Corporation be required to include any stockholder proposal not required to be included in its proxy materials to stockholders in accordance with any such section, rule or regulation, to the extent permitted under applicable laws.

Section 1.12.   Place of Meeting.   The Board of Directors may designate any place, either within or without the state of Delaware, as the place of meeting for any annual meeting or any special meeting duly called. If no designation is made the place of meeting shall be the principal office of the Corporation in the City of Lynbrook, New York.

Section 1.13.   Voting of Shares of Certain Holders.

(a)       Shares of capital stock of the Corporation standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the By-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

(b)       Shares of capital stock of the Corporation standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his administrator, executor, court-appointed guardian or conservator, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court-appointed guardian or conservator. Shares of capital stock of the Corporation standing in the name of a trustee may be voted by him either in person or by proxy.

(c)        Shares of capital stock of the Corporation standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in any appropriate order of the court by which such receiver was appointed.

(d)       A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(e)       Shares of its own capital stock belonging to this Corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

Section 1.14.    Consent of Stockholders in Lieu of Meeting.  Except as provided in the Certificate of Incorporation, any action that may be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation, by hand or by certified or registered mail, return receipt requested, at its registered office or its principal place of meeting.

Section 1.15.    Unanimous Written Consent.  Any action required or permitted to be taken at a meeting of the stockholder may be taken without a meeting if a consent in writing, setting forth the action, is signed by all the stockholders entitled to vote thereon and filed with the Secretary of the Corporation. Such consent shall have the same force and effect as a unanimous vote of the stockholders entitled to vote thereon.

Article II.

Board of Directors

Section 2.1.       General Powers.  The business and the property of the Corporation shall be managed and controlled by the Board of Directors, who may exercise all of the powers of the Corporation except as otherwise provided by law or the Certificate of Incorporation or these Amended and Restated By-laws.

Section 2.2.       Number and Term of Office.  Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of directors which shall constitute the whole Board shall be not less than three (3) nor more than ten (10). Within the limits above specified, the number of directors shall be determined by the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office. Beginning with the annual meeting of stockholders to be held in 1991, the directors shall be classified, in respect solely to the time for which they shall severally hold office, by dividing them into three classes, each such class to be as nearly equal as possible to each other class. The term of office of directors of the first class shall expire at the first annual meeting after their election, the term of office of directors of the second class shall expire at the second annual meeting after their election; and the term of office of the directors of the third class shall expire at the third annual meeting after their election. At each succeeding annual meeting, the stockholders shall elect directors of the class whose term then expires to hold office until the third succeeding annual meeting. Each director shall hold office for the term for which elected and until his or her successor shall be elected and shall qualify and be subject to such director’s earlier death, resignation or removal. Directors need not be stockholders.

Section 2.3.       Vacancies.  Subject to the rights of holders of any series of Preferred Stock, and except as required by law, vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled only by the directors then in office, though less than a quorum, except that vacancies resulting from removal from office by a vote of the stockholders may be filled by the stockholders at the same meeting at which such removal occurs. A director elected to fill a vacancy shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor or until such director's earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of an incumbent director. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at any time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office, consistent with Section 223(c) of the Delaware General Corporation Law.

Section 2.4.       Place of Meetings, etc.  The Board of Directors may hold its meetings, and may have an office and keep the books of the Corporation (except as otherwise may be provided for by law), in such place or places in the state of Delaware or outside of the state of Delaware, as the Board from time to time may determine. Directors may participate in meetings of the Board of Directors or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

Section 2.5.      Annual Meeting.  The annual meeting of the Board of Directors for the election of officers and the transaction of such other business as may come before the meeting shall be held immediately following the annual meeting of stockholders, at the same place at which such stockholders’ meeting is held or at such other time and place as the directors may designate. Notice of this meeting shall not be required unless some time and place other than the place of the annual stockholders’ meeting has been designated.

Section 2.6.       Other Regular Meetings.  Other regular meetings of the Board of Directors may be held at such time and place, within or outside the State of Delaware as shall be fixed by resolution of the Board of Directors.

Section 2.7.      Special Meetings.  Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman, the Chief Executive Officer, the President, or by written request of any two (2) of the directors then in office.

Section 2.8.      Notice of Special Meetings.  The Secretary shall give notice of each special meeting to each director, stating the date, hour and place thereof, (a) in person or by telephone at least 24 hours in advance of the meeting, (b) by sending written notice via reputable overnight courier, telecopy or electronic mail, or delivering written notice by hand, to such director's last known business, home or electronic mail address at least 48 hours in advance of the meeting, or (c) by sending written notice via first-class mail to such director's last known business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting. Any and all business may be transacted at a special meeting.

Section 2.9.       Quorum.  A majority of the total number of directors then in office shall constitute a quorum for the transaction of business; but if at any meeting of the Board there be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice or other announcement. The act of a majority of the directors present at a meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.

Section 2.10.   Order of Business.  Business shall be transacted at meetings of the Board of Directors in such order as the Board may determine. At all meetings of the Board of Directors, the Chairman of the Board, or in his absence the Chief Executive Officer, or in his absence the President, or in his absence any Vice President, if any, shall preside.

Section 2.11.    Action Without a Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in the writing, and writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 2.12.   Compensation of Directors.  Each director of the Corporation who is not a salaried officer or employee of the Corporation, or of a subsidiary of the Corporation, shall receive such fees for serving as a director and such fees and expenses for attendance at meetings of the Board of Directors or the Executive Committee (if any) or any other committee appointed by the Board as the Board may from time to time determine.

Section 2.13.   Election of Officers and Committees.   At the first regular meeting of the Board of Directors in each year (at which a quorum shall be present) held next after the annual meeting of stockholders, the Board of Directors shall elect the principal officers of the Corporation, and members of the Executive Committee, if any, to be elected by the Board of Directors under the provisions of Article III and Article IV of these Amended and Restated By-laws. The Board of Directors may designate such other committees with such power and authority (to the extent permitted by law, the Certificate of Incorporation and these Amended and Restated By-laws), as may be provided by resolution of the Board.

Section 2.14.   Removal.  Any director or the entire Board of Directors may be removed from office by stockholder vote at any time, without assigning any cause, but only if the holders of not less than a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote at an annual election of directors, voting together as a single class, shall vote in favor of such removal.

Section 2.15.   Nominations.

(a)        Subject to the rights (if any) of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by (i) the Board of Directors or by (ii) any stockholder who (x) complies with the notice procedures set forth in this Section 2.15, if required, and (y) is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting. Only persons who are nominated in accordance with the procedures in this Section 2.15 shall be eligible for election as directors. To be timely, a stockholder’s notice must be received in writing by the Secretary of the Corporation at the principal executive offices of the Corporation as follows: (i) in the case of an election of directors at an annual meeting of stockholders, not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the fifth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs, or (ii) in the case of an election of directors at a special meeting of stockholders, provided that the Board of Directors has determined that directors shall be elected at such meeting, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (x) the 90th day prior to such special meeting and (y) the tenth day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.

(b)       The stockholder’s notice to the Corporation shall set forth: (A) as to each proposed nominee (1) such person’s name, age, business address and, if known, residence address, (2) such person’s principal occupation or employment, (3) the class or series and number of shares of stock of the Corporation which are beneficially owned by such person, and (4) any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (B) as to the stockholder giving the notice (1) such stockholder’s name and address, as they appear on the Corporation’s books, (2) the class or series and number of shares of stock of the Corporation which are owned, beneficially and of record, by such stockholder, (3) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (4) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice and (5) a representation whether the stockholder intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of capital stock representing at least the percentage of voting power of all of the shares of capital stock of the Corporation outstanding as of the record date of the annual meeting reasonably believed by such stockholder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and/or (y) otherwise to solicit proxies from stockholders in support of such nomination; and (C) as to the beneficial owner, if any, on whose behalf the nomination is being made (1) such beneficial owner’s name and address, (2) the class and number of shares of stock of the Corporation which are beneficially owned by such beneficial owner, (3) a description of all arrangements or understandings between such beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made and (4) a representation whether the beneficial owner intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of capital stock representing at least the percentage of voting power of all of the shares of capital stock of the Corporation outstanding as of the record date of the annual meeting reasonably believed by such beneficial owner to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and/or (y) otherwise to solicit proxies from stockholders in support of such nomination. In addition, to be effective, the stockholder’s notice must be accompanied by the written consent of the proposed nominee to serve as a director if elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as a director of the Corporation. A stockholder shall not have complied with this Section 2.15(b) if the stockholder (or beneficial owner, if any, on whose behalf the nomination is made) solicits or does not solicit, as the case may be, proxies in support of such stockholder’s nominee in contravention of the representations with respect thereto required by this Section 2.15.

(c)        The chairman of any meeting shall have the power and duty to determine whether a nomination was made in accordance with the provisions of this Section 2.15 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee in compliance with the representations with respect thereto required by this Section 2.15), and if the chairman should determine that a nomination was not made in accordance with the provisions of this Section 2.15, the chairman shall so declare to the meeting and such nomination shall be disregarded.

(d)       Except as otherwise required by law, nothing in this Section 2.15 shall obligate the Corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for director submitted by a stockholder.

(e)       Notwithstanding the foregoing provisions of this Section 2.15, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.15, to be considered a qualified representative of the stockholder, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting of stockholders.

(f)        For purposes of this Section 2.15, “public disclosure” shall include disclosure in a press release reported by the Dow Jones New Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Article III.

 Executive Committee and Other Committees

Section 3.1.      Number and Term of Office.  The Board of Directors may, at any meeting, by majority vote of the whole Board of Directors, elect from the directors an Executive Committee. The Executive Committee shall consist of such number of members as may be fixed from time to time by resolution of the Board of Directors. The officer-directors, by virtue of their offices, shall be members of the Executive Committee. Unless otherwise ordered by the Board of Directors, each elected member of the Executive Committee shall continue to be a member thereof until the expiration of his term of office as a director, even if he or she is no longer an officer of the Corporation.

Section 3.2.       Powers.  The Executive Committee may, while the Board of Directors is not in session, exercise all or any of the powers of the Board of Directors in all cases in which specific directions shall not have been given by the Board of Directors; except that the Executive Committee shall not have the power or authority of the Board of Directors in reference to amending the Certificate of Incorporation (except that the Executive Committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the Delaware General Corporation Law, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, amending these Amended and Restated By-laws, or declaring a dividend or, unless specifically authorized by the Board of Directors, authorizing the issuance of stock.

Section 3.3.      Meetings.  Regular meetings of the Executive Committee may be held without notice at such times and places as the Executive Committee may fix from time to time by resolution. Notice of any special meeting shall be given to each member by the Secretary or the member calling such meeting, but such notice may be waived by any member of the Executive Committee. Notice may be given (a) in person or by telephone at least 24 hours in advance of the meeting, (b) by sending written notice stating the place, date and hour of the meeting via reputable overnight courier, telecopy or electronic mail, or delivering written notice by hand, to such director's last known business, home or electronic mail address at least 48 hours in advance of the meeting, or (c) by sending written notice via first-class mail to such director's last known business or home address at least 72 hours in advance of the meeting. If mailed, notice shall be deemed to be delivered when deposited in the United States mail or with any private express mail service. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

Section 3.4.       Meetings by Conference Communications Equipment.  Members of the Executive Committee may participate in meetings of the Executive Committee or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting. At any meeting at which every member of the Executive Committee shall be present, in person or by telephone, even though without any notice, any business may be transacted.

Section 3.5.       Presiding Officer.  At all meetings of the Executive committee, the Board of Directors shall designate a member of such committee to preside. The Board of Directors may also similarly elect from their number one or more alternate members of the Executive Committee to serve at the meetings of such committee in the absence of any regular member or members, and, in case more than one alternate is elected, shall designate at the time of election the priorities as between them.

Section 3.6.      Action by Consent.  Any action required or permitted to be taken at any meeting of the Executive Committee (or any other committee) may be taken without a meeting, if all members of the Executive Committee (or other committee), as the case may be, consent to the action in writing or by electronic transmission, and the written consents or electronic transmissions are filed with the minutes of proceedings of the Executive Committee or other committee.

Section 3.7.       Vacancies.  The Board of Directors, by majority vote of the whole Board of Directors then in office, shall fill vacancies in the Executive Committee by election from the directors.

Section 3.8.       Rules of Procedure; Quorum.  The Executive Committee shall keep regular minutes which shall be reported to the Board of Directors at its meeting next succeeding such action, and all actions of such committee shall be subject to revision or alteration by the Board of Directors; provided that no rights or acts of third parties shall be affected by any such revision or alteration. The Executive Committee shall fix its own rules of procedure, and shall meet where and as provided by such rules, or by resolution of the Board of Directors, but in every case the presence of a majority of the total number of members of the Executive Committee shall be necessary to constitute a quorum. In every case the affirmative vote of a majority of all of the members of the committee present at the meeting shall be necessary for the adoption of any resolution; or the affirmative vote of the sole member if only one member.

Section 3.9.      Other Committees.  The Board of Directors may, from time to time, designate one or more committees (in addition to the Executive Committee), each committee to consist of one or more of the directors of the Corporation and shall have such powers and duties as the Board of Directors may determine. The provisions of Sections 3.3, 3.4, 3.5, 3.6, 3.7 and 3.8 of these Amended and Restated By-laws shall apply to such other committees, unless the Board of Directors directs otherwise.

Article IV.

The officers

Section 4.1.       Titles; Number and Term of Office.

(a)        The officers of the Corporation shall be a Chief Executive Officer, a President, a Treasurer, and a Secretary, and such other officers as may from time to time be elected or appointed by the Board of Directors, including a chief financial officer, a chief accounting officer, one or more Vice Presidents, assistant secretaries and assistant treasurers as may be determined by the Board of Directors. No officer need be a stockholder.

(b)       The officers of the Corporation shall be appointed annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. Vacancies or new offices may be filled at any time. Each officer shall hold office until his successor shall have been duly elected or appointed or until his death or until he shall resign or shall have been removed by the/Board of Directors.

(c)        Each of the salaried officers of the Corporation shall devote his entire time, skill and energy to the business of the Corporation, unless the contrary is expressly consented to by the Board of Directors or the Executive Committee.

Section 4.2.       Resignation and Removal.  Any officer may be removed at any time, with or without cause, by vote of a majority of the directors then in office. Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following such officer's resignation or removal, or any right to damages on account of such removal, whether such officer's compensation be by the month or by the year or otherwise, unless such compensation is expressly provided for in a duly authorized written agreement with the Corporation. Any officer may resign by delivering a written resignation to the Corporation at its principal office or to the Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event.

Section 4.3.       Chairman of the Board.  The Board of Directors may appoint from its members a Chairman of the Board, who need not be an employee or officer of the Corporation. If the Board of Directors appoints a Chairman of the Board, such Chairman shall perform such duties and possess such powers as are assigned by the Board of Directors and, if the Chairman of the Board is also designated as the Corporation’s Chief Executive Officer, shall have the powers and duties of the Chief Executive Officer prescribed in Section 4.4 of these Amended and Restated By-laws. Unless otherwise provided by the Board of Directors, the Chairman of the Board shall preside at all meetings of the Board of Directors, the Executive Committee (if any) and the stockholders.

Section 4.4.      Chief Executive Officer.  The Chief Executive Officer shall have general charge and supervision of the business of the Corporation subject to the direction of the Board of Directors.

Section 4.5.      President.  Unless the Board of Directors has designated the Chairman of the Board or another person as the Corporation’s Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation. The President shall (i) have active management of the business of the Corporation, (ii) shall see that all orders and resolutions of the Board of Directors are carried into effect, and (iii) perform such other duties (including executing bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation) and shall have such other powers as the Board of Directors or the Chief Executive Officer (if the President is not the Chief Executive Officer) may from time to time prescribe. In the event of the absence, inability or refusal to act of the Chief Executive Officer or the President (if the President is not the Chief Executive Officer), the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the Chief Executive Officer and when so performing such duties shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

Section 4.6.      Vice-Presidents.   In the absence of the President or in the event of his inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated by the directors, in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 4.7.      Chief Financial Officer.   The Chief Financial Officer shall be subject to the direction of the Chief Executive Officer, President and the Board of Directors and shall have day-to-day managerial responsibility for the finances of the Corporation. The Chief Financial Officer shall, if required by the Board of Directors, give a bond for the faithful discharge of his duties in such sum as the Board of Directors may determine.

Section 4.8.      Chief Accounting Officer.   The Chief Accounting Officer shall be subject to the direction of the Chief Executive Officer, President and the Board of Directors and shall have day-to-day managerial responsibility for the accounting of the Corporation.

Section 4.9.       Treasurer.   Subject to the direction of the Chief Executive Officer, the President and the Board of Directors, the Treasurer shall have charge and custody of all the funds and securities of the Corporation; when necessary or proper he shall endorse for collection, or cause to be endorsed, on behalf of the Corporation, checks, notes and other obligations, and shall cause the deposit of the same to the credit of the Corporation in such bank or banks or depositary as the Board of Directors may designate or as the Board of Directors by resolution may authorize; he shall sign all receipts and vouchers for payments made to the Corporation other than routine receipts and vouchers, the signing of which he may delegate; he shall have the authority to sign such checks made by the Corporation as the Board may authorize; provided, however, that the Board of Directors may authorize and prescribe by resolution the manner in which checks drawn on banks or depositaries shall be signed, including the use of facsimile signatures, and the manner in which officers, agents or employees shall be authorized to sign; unless otherwise provided by resolution of the Board of Directors, he shall sign with an officer-director all bills of exchange and promissory notes of the Corporation; he may sign with the Chief Executive Officer, the President or Vice-President (if any) all certificates of shares in the capital stock; whenever required by the Board of Directors, he shall render a statement of his cash account; he shall enter regularly full and accurate account of the Corporation in books of the Corporation to be kept by him for that purpose; he shall, at all reasonable times, exhibit his books and accounts to any director of the Corporation upon application at his office during business hours; and he shall perform all acts incident to the position of Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum as the Board of Directors may require.

Section 4.10.  Secretary.  The Secretary shall keep the minutes of all meetings of the Board of Directors, and the minutes of all meetings of the stockholders, and also (unless otherwise directed by the Board of Directors) the minutes of all committees, in books provided for that purpose; he shall attend to the giving and serving of all notices of the Corporation; he may sign with an officer-director or any other duly authorized person, in the name of the Corporation, all contracts authorized by the Board of Directors or by the Executive committee (if any), and, when so ordered by the Board of Directors or the Executive Committee (if any), he shall affix the seal of the Corporation thereto; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors or the Executive Committee (if any) may direct, all of which shall, at all reasonable times, be open to the examination of any director, upon application at the Secretary's office during business hours; and he shall in general perform all the duties incident to the office of the Secretary, subject to the control of the President and the Board of Directors.

Section 4.11.   Assistant Treasurers and Assistant Secretaries.  The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors may determine. The Assistant Secretaries as thereunto authorized by the Board of Directors may sign with the President or a Vice-President for shares of the Corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Chief Financial Officer/Treasurer or the Secretary, respectively, or the Chief Executive Officer, the President, the Board of Directors, or these Amended and Restated By-laws.

Section 4.12.   Salaries.  The salaries of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

Section 4.13.   Voting upon Stocks.  Unless otherwise ordered by the Board of Directors or by the Executive committee, any officer-director or any person or persons appointed in writing by any of them, shall have full power and authority in behalf of the Corporation to attend and to act and to vote at any meetings of stockholders of any Corporation in which the Corporation may hold stock, and at any such meeting shall possess and may exercise any and all the rights and powers incident to the ownership of such stock, and which, as the owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors may confer like powers upon any other person or persons.

Article V.

Contracts and Loans

Section 5.1.      Contracts.  The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 5.2.     Section 5.2.  Loans.  No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors or the Executive Committee. Such authority may be general or confined to specific instances.

Article VI.

Certificates for Shares and Their Transfer

Section 6.1.       Certificates for Shares.

(a)       Subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any shares of the authorized capital stock of the Corporation held in the Corporation’s treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such lawful consideration and on such terms as the Board of Directors may determine.

(b)       Every holder of stock of the Corporation shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by such holder in the Corporation; provided, however, that to the extent permitted by law, the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock of the Corporation shall be uncertificated shares. Each such certificate shall be signed by, or in the name of the Corporation by, the chairman or vice chairman, if any, of the Board of Directors, or the President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation.

(c)       The signatures of such officers and the seal may be a facsimile. If a stock certificate is countersigned (i) by a transfer agent other than the Corporation or its employee, or (ii) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such 'certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

(d)       All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 6.2.       Transfers of Shares.  Except as otherwise established by Section 6.3 of these Amended and Restated By-laws or by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these Amended and Restated By-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Amended and Restated By-laws.

Section 6.3.       Lost Certificates.  The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to indemnify and post such bond as the Board of Directors may require for the protection of the Corporation or any transfer agent or registrar against any claim that may be made with respect to the certificate alleged to have been lost, stolen or destroyed.

Article VII.

General Provisions

Section 7.1.      Fiscal Year.  Except as from time to time designated by the Board of Directors, the fiscal year of the Corporation shall begin on the first day of January in each year and end on the last day of December in each year.

Section 7.2.      Seal.  The Board of Directors shall approve a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation.

Section 7.3.      Waiver of Notice.  Whenever any notice whatever is required to be given under the provisions of these Amended and Restated By-laws or under the provisions of the Certificate of Incorporation or under the provisions of the General Corporation Law of Delaware, waiver thereof in writing signed, or a waiver by electronic transmission, by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of any person at a meeting for which any notice whatever is required to be given under the provisions of these Amended and Restated By-laws, the Certificate of Incorporation or the General Corporation Law of Delaware shall constitute a waiver of notice of such meeting except when the person attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any businesses because the meeting is not lawfully called or convened.

Section 7.4.      Amendments.  These Amended and Restated By-laws may be altered, amended or repealed and new By-laws may be adopted at any meeting of the Board of Directors of the Corporation by the affirmative vote of a majority of the members of the Board of Directors, or by the affirmative vote of the holders of a majority or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose.

Section 7.5.       Evidence of Authority.  A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

Section 7.6.      Certificate of Incorporation.  All references in these Amended and Restated By-laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time, including the terms of any certificate of designation of any series of Preferred Stock.

Section 7.7.      Severability.  Any determination that any provision of these Amended and Restated By-laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Amended and Restated By-laws.

Section 7.8.      Pronouns.  All pronouns used in these Amended and Restated By-laws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

Section 7.9.       Offices.  The registered office of the Corporation is set forth in the Certificate of Incorporation of the Corporation. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

Section 7.10.   Off-Shore Offerings.  In all offerings of securities pursuant to Regulation S of the Securities Act of 1933 (the “Act”), the Corporation shall require that its stock transfer agent refuse to register any transfer of securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933 or an available exemption under the Act.

Section 7.11.  Forum for Adjudication of Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of fiduciary duty owed by, or other wrongdoing by, any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents, (c) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Certificate of Incorporation or these By-Laws of the Corporation, (d) any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or these By-Laws of the Corporation or (e) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery of the State of Delaware having personal jurisdiction over the indispensable parties named as defendants therein; provided that if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware. To the fullest extent permitted by applicable law, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 7.11. If any provision or provisions of this Section 7.11 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 7.11 (including, without limitation, each portion of any sentence of this Section 7.11 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

Article VIII.

Indemnification

Section 8.1.      Indemnification.  The Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time.

Section 8.2.       Indemnification Terms.  The Corporation shall provide indemnification and advancement of expenses as follows:

(a)        Actions, Suits and Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(b)        Actions or Suits by or in the Right of the Corporation.

(c)       The Corporation shall indemnify any Indemnitee who was or is a party to or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this Section 8.2(b) in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation, unless, and only to the extent, that the Court of Chancery of Delaware, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of Delaware, or the court in which such action or suit was brought, shall deem proper.

(d)       Indemnification for Expenses of Successful Party. Notwithstanding any other provisions of this Article VIII, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections (a) and (b) of this Section 8.2, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, Indemnitee shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of Indemnitee in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee, (ii) an adjudication that Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by Indemnitee, (iv) an adjudication that Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that Indemnitee had reasonable cause to believe his conduct was unlawful, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

(e)        Notification and Defense of Claim. As a condition precedent to an Indemnitee’s right to be indemnified pursuant to Section (a), (b) and (c) of this Section 8.2, or to receive advancement of expenses pursuant to subsection (e) of this Section 8.2, such Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving such Indemnitee for which indemnity or advancement of expenses will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to Indemnitee. After notice from the Corporation to Indemnitee of its election so to assume such defense, the Corporation shall not be liable to Indemnitee for any legal or other expenses subsequently incurred by Indemnitee in connection with such action, suit, proceeding or investigation, other than as provided below in this Section 8.2(d). Indemnitee shall have the right to employ his or her own counsel in connection with such action, suit, proceeding or investigation, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) counsel to Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and Indemnitee in the conduct of the defense of such action, suit, proceeding or investigation or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, suit, proceeding or investigation, in each of which cases the fees and expenses of counsel for Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Section 8.2. The Corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for Indemnitee shall have reasonably made the conclusion provided for in clause (ii) of the preceding sentence. The Corporation shall not be required to indemnify Indemnitee under this Article VIII for any amounts paid in settlement of any action, suit, proceeding or investigation effected without its written consent. The Corporation shall not settle any action, suit, proceeding or investigation in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Corporation nor Indemnitee will unreasonably withhold or delay its consent to any proposed settlement.

(f)        Advance of Expenses. Subject to the provisions of Sections 8.2(d) and (f) of this Section 8.2, any expenses (including attorneys’ fees) incurred by or on behalf of Indemnitee in defending an action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by or on behalf of Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment.

(g)       Procedure for Indemnification and Advance of Expenses. In order to obtain indemnification pursuant to Section 8.2(a), (b) or (c) or advancement of expenses pursuant to Section 8.2(e), an Indemnitee shall submit to the Corporation a written request. Any such advancement of expenses shall be made promptly, and in any event within 30 days after receipt by the Corporation of the written request of Indemnitee, unless the Corporation has assumed the defense pursuant to Section 8.2(d) (and none of the circumstances described in Section 8.2(d) that would nonetheless entitle the Indemnitee to indemnification or an advancement for the fees and expenses of separate counsel have occurred). Any such indemnification, unless ordered by a court, shall be made with respect to requests under Section 8.2(a) or (b) only as authorized in the specific case upon a determination by the Corporation that the indemnification of Indemnitee is proper because Indemnitee has met the applicable standard of conduct set forth in Section 8.2(a) or (b), as the case may be. Such determination shall be made in each instance (a) by a majority vote of the directors of the Corporation who are not at that time parties to the action, suit or proceeding in question (“disinterested directors”), whether or not a quorum, (b) by a committee of disinterested directors designated by majority vote of disinterested directors, whether or not a quorum, (c) if there are no disinterested directors, or if the disinterested directors so direct, by independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation) in a written opinion, or (d) by the stockholders of the Corporation.

(h)       Remedies. The right to indemnification or advancement of expenses as granted by this Article shall be enforceable by Indemnitee in any court of competent jurisdiction. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 8.2(f) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. Indemnitee’s expenses (including attorneys’ fees) reasonably incurred in connection with successfully establishing Indemnitee’s right to advancement of expenses or indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

(i)         Limitations. Notwithstanding anything to the contrary in this Article VIII, except as set forth in Section 8.2(g), the Corporation shall not indemnify or advance expenses to an Indemnitee pursuant to this Article VIII in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board of Directors. Notwithstanding anything to the contrary in this Article, the Corporation shall not indemnify or advance expenses to an Indemnitee to the extent such Indemnitee is reimbursed or paid expenses from the proceeds of insurance, and in the event the Corporation makes any indemnification payments or advancement of expenses to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund indemnification payments or advancement of expenses to the Corporation to the extent of such insurance reimbursement.

(j)         Subsequent Amendment. No amendment, termination or repeal of this Article VIII or of the relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification or advancement of expenses under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

(k)        Other Rights. The indemnification and advancement of expenses provided by this Article VIII shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of Indemnitee. Nothing contained in this Article VIII shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification and advancement rights and procedures different from those set forth in this Article VIII. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification and advancement rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article VIII.

(l)         Partial Indemnification and Advance of Expenses. If an Indemnitee is entitled under any provision of this Article VIII to indemnification or advancement of expenses by the Corporation for some or a portion of the expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify or advance expenses to Indemnitee for the portion of such expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement to which Indemnitee is entitled.

(m)       Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

(n)       Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and to the fullest extent permitted by applicable law.

(o)       Definitions. Terms used herein and defined in Section 145(h) and Section 145(i) of the General Corporation Law of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

Article IX.

Record Date

Section 9.1.       Fixing Date of Record.

(a)        In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date (other than a record date for stockholder action by written consent, if permitted), which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.

(b)       If no record date is fixed:

(i)   The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day immediately preceding the day on which notice is given, or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held; and

(ii)   The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c)        A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

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